                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         _______________________________

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):

                                  July 24, 2002
                                  -------------

                       COCA-COLA BOTTLING CO. CONSOLIDATED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                          0-9286                            56-0950585
          --------                        ----------                          ----------
(State or other jurisdiction       (Commission File Number)       (IRS Employer Identification No.)
      of incorporation)


              4100 Coca-Cola Plaza, Charlotte, North Carolina 28211
              -----------------------------------------------------
               (Address of principal executive offices)  (Zip Code)


                                 (704) 557-4400
                                 --------------
              (Registrant's telephone number, including area code)

Item 5. Other Events

The Company issued the following press release on July 24, 2002.

 Coca-Cola Bottling Co. Consolidated, 4100 Coca-Cola Plaza, Charlotte, NC 28211

                                                                    News Release

 [LOGO]                               Media Contact:     Lauren C. Steele
                                                         VP Corporate Affairs
                                                         704-557-4551

                                      Investor Contact:  David V. Singer
                                                         Executive VP & CFO
                                                         704-557-4604


FOR IMMEDIATE RELEASE         Symbol: COKE
July 24, 2002                 Quoted: The Nasdaq Stock Market (National Market)

     Coca-Cola Bottling Co. Consolidated Reports Second Quarter 2002 Results

..  Physical case volume increased 5% in the second quarter
..  Operating Cash Flow increased 8% in the second quarter
..  Net income for the second quarter doubled to $10.8 million

CHARLOTTE, NC -- Coca-Cola Bottling Co. Consolidated today announced earnings of $10.8 million or $1.23 per share for the second quarter of 2002. This compares to net income of $5.0 million or $.57 per share for the second quarter of 2001. For the first six months of 2002, net income was $14.2 million or $1.61 per share as compared to $3.2 million or $.37 per share for the first six months of 2001.

On January 2, 2002, the Company purchased an additional interest in Piedmont Coca-Cola Bottling Partnership, a partnership with The Coca-Cola Company, increasing its ownership from 50% to approximately 55%. As a result of the increase in ownership, the financial results of Piedmont are consolidated with those of the Company beginning with the first quarter of 2002. All comparisons of operating results in this release include the results of Piedmont as if it had been consolidated in all prior periods.

During the first quarter of 2002, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," which had the effect of reducing amortization expense by $5.2 million in the second quarter and $10.3 million in the first half of 2002. This change materially impacts net income comparisons with the prior year. Had the new accounting method been in place in both years, the comparison of 2002 net income with prior year would show an increase of 34% in the second quarter and 54% in the first half.

Comparable net sales were up 8.5% in the second quarter and 6.8% for the first six months of 2002. This growth was driven primarily by higher bottle/can volume which was up 5.4% in the second quarter and 4.2% in the first half. The difference between the growth rate in net sales and the volume growth rate reflects increased contract sales to other Coke bottlers, higher average revenue per case and shifting package and channel mix. Operating cash flow improved more than 8% in both the second quarter and the first half of 2002.

J. Frank Harrison, III, Chairman and CEO, said that he was pleased with the Company's results through June. Mr. Harrison said, "The Company's net income growth in the first half of 2002 was driven by solid gains in operating cash flow and significant declines in interest expense. The improved operating cash flow reflects profitable growth in volume, which is up more than 4% in the first half of 2002 on top of about 3% growth last year." Mr. Harrison said, "These gains in operating performance reflect our continued focus on growing carbonated soft drink brands through innovation, as well as the continued success of Dasani water and the successful introduction of Minute Maid Lemonade." Mr. Harrison attributed the significant declines in interest expense to the Company's sharp focus on generating free cash flow for debt reduction. He said, "Since December 31, 1999, the Company has reduced outstanding debt and lease liabilities by more than $170 million, when viewed on a comparable basis. Over the past year, the Company's debt has been reduced by more than $60 million. This lower debt balance, combined with a favorable interest rate environment has driven the Company's interest expense down by $6.6 million or 22% in the first half of 2002."

William B. Elmore, President and COO, said that he believed the Company's performance through the first six months of 2002 reflects the dedicated efforts of a high quality organization focused on success. Mr. Elmore said, "Despite distractions resulting from branch consolidations, significant changes in distribution methodology and the addition of nearly 50 new products, our people have delivered outstanding results." Mr. Elmore said, "The Company's excellent performance in the first half is broad based, including gains in all major product categories and within all major channels of business. With regard to product categories, carbonated soft drinks were up by about 1% led by the introduction of Fanta flavors and Vanilla Coke. In the water category, Dasani volume was up more than 40%, driven by package innovation and broader distribution. In other noncarbonated beverages, the successful launch of Minute Maid Lemonade has driven significant growth and POWERade was up more than 25%." Mr. Elmore also said that solid sales performance and continued gains in productivity have enabled the Company to increase its investment in marketing activities during the first half of 2002. Although these spending increases have resulted in operating expenses growing at a faster rate than net sales, we believe our increased marketing investments position us to extend our sales momentum into the second half of 2002.

Forward-looking statements.

Included in this news release are several forward-looking management comments and other statements that reflect management's current outlook for future periods. These expectations are based on currently available competitive, financial and economic data along with the Company's operating plans, and are subject to future events and uncertainties. These statements may include, among others, statements relating to our expectations concerning our focus on generating free cash flow for debt reduction, our expectations about increased marketing investment and our expectations about sales momentum in the second half of 2002. Among the events or uncertainties which could adversely affect future periods are lower-than-expected net pricing resulting from increased marketplace competition, an inability to meet requirements under bottling contracts, an inability to meet performance requirements for expected levels of marketing support payments from The Coca-Cola Company, material changes from expectations in the cost of raw materials, the inability of our aluminum can or PET bottle suppliers to meet our demand, higher than expected fuel prices and unfavorable interest rate fluctuations. The forward-looking statements in this news release should be read in conjunction with the detailed cautionary statements found on pages 23 and 24 of the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2001.


                               --Enjoy Coca-Cola-

Coca-Cola Bottling Co. Consolidated
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
In Thousands (Except Per Share Data)

                                                 Second Quarter                           First Half
                                      ------------------------------------   ------------------------------------
                                                                Pro forma                              Pro forma
                                         2002        2001*        2001**        2002        2001*        2001**
                                      ---------    ---------    ---------    ---------    ---------    ----------
Net sales                             $ 341,119    $ 262,338    $ 314,362    $ 624,317    $ 486,038    $ 584,689
Cost of sales                           181,448      144,407      169,696      330,064      265,208      313,103
                                      ---------    ---------    ---------    ---------    ---------    ---------
Gross margin                            159,671      117,931      144,666      294,253      220,830      271,586
                                      ---------    ---------    ---------    ---------    ---------    ---------
Selling, general and administrative
 expenses                               106,984       76,733       96,080      203,504      150,324      187,939
Depreciation expense                     18,857       16,595       17,985       36,842       32,398       35,192
Amortization of goodwill and
 intangibles                                686        3,720        5,848        1,373        7,440       11,697
                                      ---------    ---------    ---------    ---------    ---------    ---------
Income from operations                   33,144       20,883       24,753       52,534       30,668       36,758

Interest expense                         11,877       11,329       14,844       24,017       23,481       30,608
Other income (expense), net                (650)      (1,274)      (1,238)      (1,549)      (1,853)      (1,550)
Minority interest                         2,764                       525        3,523                      (323)
                                      ---------    ---------    ---------    ---------    ---------    ---------
Income before income taxes               17,853        8,280        8,146       23,445        5,334        4,923
Federal and state income taxes            7,070        3,271        3,221        9,284        2,107        1,942
                                      ---------    ---------    ---------    ---------    ---------    ---------
Net income                            $  10,783    $   5,009    $   4,925    $  14,161    $   3,227    $   2,981
                                      =========    =========    =========    =========    =========    =========
Basic net income per share            $    1.23    $     .57    $     .56    $    1.61    $     .37    $     .34
                                      =========    =========    =========    =========    =========    =========
Diluted net income per share          $    1.21    $     .57    $     .56    $    1.60    $     .37    $     .34
                                      =========    =========    =========    =========    =========    =========
Weighted average number of
 common shares outstanding                8,784        8,753        8,753        8,779        8,753        8,753

Weighted average number of
 common shares outstanding -
 assuming dilution                        8,880        8,825        8,825        8,869        8,824        8,824

Income from operations                $  33,144    $  20,883    $  24,753    $  52,534    $  30,668    $  36,758
Amortization of goodwill and
 intangibles                                686        3,720        5,848        1,373        7,440       11,697
Depreciation expense                     18,857       16,595       17,985       36,842       32,398       35,192
                                      ---------    ---------    ---------    ---------    ---------    ---------

Operating cash flow                   $  52,687    $  41,198    $  48,586    $  90,749    $  70,506    $  83,647
                                      =========    =========    =========    =========    =========    =========


* Certain prior year amounts have been reclassified to conform to current year classifications.
**Certain prior year amounts have been reclassified to conform to current year classifications and include the results of operations of Piedmont Coca-Cola Bottling Partnership as if it were consolidated with those of the Company beginning January 1, 2001.

Coca-Cola Bottling Co. Consolidated
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
In Thousands

                                                                                                         Pro forma
                                                                 June 30,     Dec. 30,      July 1,       July 1,
                                                                  2002         2001          2001*         2001**
                                                              -----------  -----------    -----------   -----------
ASSETS

Current Assets:

Cash                                                          $     8,667  $    16,912    $     6,833   $     7,919
Accounts receivable, trade, net                                    93,548       63,974         68,149        89,156
Accounts receivable from The Coca-Cola Company                     15,729        3,935          4,784         5,886
Accounts receivable, other                                          5,610        5,253          6,187         7,015
Inventories                                                        42,020       39,916         36,014        42,399
Prepaid expenses and other current assets                          17,715       13,379         15,201        15,654
                                                              -----------  -----------    -----------   -----------
 Total current assets                                             183,289      143,369        137,168       168,029
                                                              -----------  -----------    -----------   -----------

Property, plant and equipment                                     827,979      766,222        770,697       829,336
Less-Accumulated depreciation and amortization                    355,189      308,916        297,031       323,611
                                                              -----------  -----------    -----------   -----------
Property, plant and equipment, net                                472,790      457,306        473,666       505,725

Leased property under capital leases                               56,892       12,265         12,146        20,337
Less-Accumulated amortization                                       8,360        6,882          5,856         8,586
                                                              -----------  -----------    -----------   -----------
Leased property under capital leases, net                          48,532        5,383          6,290        11,751

Investment in Piedmont Coca-Cola Bottling
 Partnership                                                                    60,203         59,858
Other assets                                                       63,065       52,140         60,280        65,663
Franchise rights and goodwill                                     607,007      335,662        341,435       614,680
Other identifiable intangible assets                                7,340       10,396         12,478        12,478
                                                              -----------  -----------    -----------   -----------

Total                                                         $ 1,382,023  $ 1,064,459    $ 1,091,175   $ 1,378,326
                                                              ===========  ===========    ===========   ===========

* Certain prior year amounts have been reclassified to conform to current year classifications.
**Certain prior year amounts have been reclassified to conform to current year classifications and include the financial position of Piedmont Coca-Cola Bottling Partnership as if it were consolidated with that of the Company beginning January 1, 2001.

Coca-Cola Bottling Co. Consolidated
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
In Thousands

                                                                                                                    Pro forma
                                                                      June 30,       Dec. 30,        July 1,         July 1,
                                                                        2002           2001           2001*           2001**
                                                                     ----------     ----------      ----------      ----------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Portion of long-term debt payable within one year                    $  215,631     $   56,708      $   57,132      $  154,632
Current portion of obligations under capital leases                       4,777          1,489           1,967           3,242
Accounts payable, trade                                                  42,257         28,370          29,624          36,281
Accounts payable to The Coca-Cola Company                                 6,646          7,925           5,794           6,139
Due to Piedmont Coca-Cola Bottling Partnership                                          24,682          23,121
Other accrued liabilities                                                82,261         49,169          55,349          65,794
Accrued compensation                                                     11,570         17,350          10,041          10,322
Accrued interest payable                                                 11,140         11,878          13,413          15,149
                                                                     ----------     ----------      ----------      ----------
  Total current liabilities                                             374,282        197,571         196,441         291,559
                                                                     ----------     ----------      ----------      ----------

Deferred income taxes                                                   164,485        133,743         149,240         173,560
Pension and retiree benefit obligations                                  30,893         37,203          24,950          24,950
Other liabilities                                                        61,133         57,770          51,299          54,386
Obligations under capital leases                                         42,123            935           1,291           4,606
Long-term debt                                                          620,125        620,156         641,456         748,956
                                                                     ----------     ----------      ----------      ----------
  Total liabilities                                                   1,293,041      1,047,378       1,064,677       1,298,017
                                                                     ----------     ----------      ----------      ----------

Minority interest                                                        59,356                                         54,057

Stockholders' Equity:
Common Stock                                                              9,498          9,454           9,454           9,454
Class B Common Stock                                                      3,009          2,989           2,989           2,989
Capital in excess of par value                                           88,843         91,004          95,380          95,380
Retained earnings (accumulated deficit)                                   1,854        (12,307)        (18,550)        (18,796)
Accumulated other comprehensive loss                                    (12,324)       (12,805)         (1,521)         (1,521)
                                                                     ----------     ----------      ----------      ----------
                                                                         90,880         78,335          87,752          87,506
Less-Treasury stock, at cost:
 Common                                                                  60,845         60,845          60,845          60,845
 Class B Common                                                             409            409             409             409
                                                                     ----------     ----------      ----------      ----------
  Total stockholders' equity                                             29,626         17,081          26,498          26,252
                                                                     ----------     ----------      ----------      ----------

Total                                                                $1,382,023     $1,064,459      $1,091,175      $1,378,326
                                                                     ==========     ==========      ==========      ==========

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:

                             COCA-COLA BOTTLING CO. CONSOLIDATED
                             -----------------------------------
                                         (REGISTRANT)




Date: July 26, 2002        BY:              /s/ David V. Singer
                              ------------------------------------------------
                                              David V. Singer
                               Principal Financial Officer of the Registrant
                                                   and
                            Executive Vice President and Chief Financial Officer